As filed with the Securities and Exchange Commission on June 17, 1998

                            Registration No. ________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                     ---------------------------------------

                             WATKINS-JOHNSON COMPANY
               (Exact name of issuer as specified in its charter)


         California                                             94-1402710
         ----------                                             ----------
  (State of jurisdiction of                                  (I.R.S. Employer
incorporation or organization)                              Identification No.)


                    3333 Hillview Avenue, Palo Alto, CA 94304
                    (Address of Principal Executive Offices)


                             WATKINS-JOHNSON COMPANY
                       1997 EMPLOYEE STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                                Scott G. Buchanan
                   Vice President and Chief Financial Officer
                             Watkins-Johnson Company
                    3333 Hillview Avenue, Palo Alto, CA 94304
                     (Name and address of agent for service)

          Telephone number, including area code, of agent for service:
                                 (650) 493-4141


                                   Copies to:
                           James G. Leathers, Jr. Esq.
                       2175 N. California Blvd, Suite 525
                             Walnut Creek, CA 94596

     This Registration Statement consists of 34 sequentially numbered pages.

              The Exhibit Index is on sequentially numbered page 9.

Calculation of Registration Fee

                                              Proposed maximum      Proposed maximum
 Title of securities      Amount to be       offering price per    aggregate offering        Amount of
  to be registered         registered              share*                price*          registration fee*
---------------------- -------------------- --------------------- --------------------- --------------------
   Common Stock         400,000 shares            $24.66              $9,864,000            $3,401.00
====================== ==================== ===================== ===================== ====================

* Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of $24.66, the average of the high low prices of shares on the New York Stock Exchange on June 12, 1998.

               INFORMATION INCLUDED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


The following documents are incorporated by reference in this registration statement: (i) Watkins-Johnson Company's (the "Company") latest annual report filed pursuant to Sections 13(a) or (d) of the Securities Exchange Act of 1934 ( the "Exchange Act"); (ii) all other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's latest annual report; and (iii) the description of the Company's common stock set forth in the Company's Registration Statement on Form 8-A relating thereto, including any amendment or report filed for the purpose of updating such description. All documents filed by the Company after the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.


ITEM 4.   DESCRIPTION OF SECURITIES

Inapplicable


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

Inapplicable


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's Articles of Incorporation eliminates the liability of its directors and officers to the Company, its stockholders and any other parties for monetary damages to the fullest extent permitted under California General Corporation Law.

The Company's By-Laws provide for indemnification of directors and officers of the Company, or of other enterprises if serving at the request of the Company, against all reasonable costs, expenses, liabilities, judgments and losses (including attorney fees and settlement costs) in connection with pending or completed actions, suits or proceeding, whether civil, criminal, administrative or investigative (other than action by or in the right of the Company); provided, however, that no indemnification shall be provided such person (i) for amounts paid in settling a claim without court approval (ii) for expenses incurred in defending an action which is settled without court approval, and
(iii) if a court of competent jurisdiction finally determines that any indemnification is unlawful.

In any action brought by or in the right of the Company for breach of duty to the Company and its shareholders, the Company's By-Laws provide for indemnification of directors and officers except for (i) acts or omissions involving intentional misconduct or a knowing and culpable violation of law,
(ii) acts or omissions that a director believes are contrary to the best interest of the Company or its shareholders or that involve the absence of good faith on the part of the director, (iii) transactions from which the director derived an improper personal benefit, (iv) acts or omissions showing a reckless disregard for the director's duty to the Company or its shareholders where the director was aware or should have been aware of a serious risk of injury to the Company or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention amounting to abdication of the director's duty to the Company or its shareholders, (vi) acts or omissions related to contracts in which a director has a material financial interest, (vii) certain unlawful dividends, distributions, loans and Guarantees and (viii) expenses incurred if the director or officers is adjudged to be liable to the Company unless the court specifically approves of the indemnification payment.


ITEM 8.   EXHIBITS

 4.1     The Watkins-Johnson Company 1997 Employee Stock Incentive Plan

 4.2 Form of Stock Option Agreement under Company's 1997 Employee Stock Incentive Plan

 5.1     Opinion of James G. Leathers, Jr., Esq.

23.1     Consent of Deloitte & Touche LLP

23.2     Consent of James G. Leathers, Jr., Esq. is contained in Exhibit 5.1.

24.1     Power of Attorney of Directors


ITEM 9.   UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include  any  prospectus  required  by Section
10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include  any  material  with  respect to the
plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statement required by Rule 3-19 at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as currant as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a) (3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15 (d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

         (b) The undersigned registrant hereby undertakes that, for purposed of determining any liability under the Securities Act of 1933 each filing of the registrant's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of the Plan's annual report pursuant to Section 15 (d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on a Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California on the 17th day of June, 1998.

WATKINS-JOHNSON COMPANY
     (Registrant)


/s/ Scott G. Buchanan
----------------------
   Scott G. Buchanan
   Vice President and
  Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                      Title                     Date
         ---------                      -----                     ----

Principal Executive Officer:

* /s/ W. Keith Kennedy
----------------------------
  W. Keith Kennedy                  President and             June 17, 1998
                                    Chief Executive
                                    Officer


Principal Financial and
Principal Accounting Officer:

/s/ Scott G. Buchanan
----------------------------
  Scott G. Buchanan                 Vice President            June 17,1998
                                    and Chief
                                    Financial Officer


* By: /s/ Scott G. Buchanan
----------------------------
      Scott G. Buchanan
      Attorney-in-fact

THE DIRECTORS


* /s/ Dean A. Watkins
----------------------------
   Dean A. Watkins                  Director                  June 17, 1998


* /s/ H. Richard Johnson
----------------------------
   H. Richard Johnson               Director                  June 17, 1998


* /s/ W. Keith Kennedy
----------------------------
   W. Keith Kennedy                 Director                  June 17, 1998


* /s/ John J. Hartmann
----------------------------
   John J. Hartmann                 Director                  June 17, 1998


* /s/ Raymond F. O'Brien
----------------------------
   Raymond F. O'Brien               Director                  June 17, 1998


* /s/ Dr. William R. Graham
----------------------------
   Dr. William R. Graham            Director                  June 17, 1998


* /s/ Robert L. Prestel
----------------------------
   Robert L. Prestel                Director                  June 17, 1998


* /s/ Gary M. Cusumano
----------------------------
   Gary M. Cusumano                 Director                  June 17, 1998


* By: /s/ Scott G. Buchanan
----------------------------
       Scott G. Buchanan
      Attorney-in-fact

A majority of the members of the Board of Directors.

EXHIBIT INDEX


 4.1     The Watkins-Johnson Company 1997 Employee Stock Incentive Plan

 4.2 Form of Stock Option Agreement under Company's 1997 Employee Stock Incentive Plan

 5.1     Opinion of James G. Leathers, Jr., Esq.

23.1     Consent of Deloitte & Touche LLP

23.2     Consent of James G. Leathers, Jr., Esq. is contained in Exhibit 5.1

24.1     Power of Attorney of Directors